EXHIBIT 99.3

\Terra Tech Subsidiary Announces Second Quarter 2013 Revenue Guidance

Irvine, May 15, 2013 (GLOBE NEWSWIRE) -- Terra Tech Corp (TRTC), a leader in sustainable hydroponic produce cultivation, today announced revenue guidance of $800,000 for the second quarter 2013.

Sales through Edible Garden and its line of locally grown hydroponic produce, which is distributed throughout the Northeast, have been strong for Terra Tech since the close of the merger in April. To date the company has recognized sales of approximately $200,000 in the second quarter, which is an increase of 300% compared to Q2 2012.

"Management is pleased to announce its anticipated strong revenue growth for the company's second quarter 2013," stated Derek Peterson, CEO of Terra Tech. "We expect Q2 2013 to be a record quarter for Terra Tech primarily due to the successful integration of Edible Garden. We believe that we are well positioned throughout the Northeast and forecast our revenue growth will come from our line of Living Produce. The company is dedicated to its strategy of securing new contracts, entering new markets through partnerships, and improving shareholder value.

Edible Garden's living produce is hydroponically cultivated and delivered to stores with its root system intact. The produce is never cut or truly harvested resulting in a live product that continues to grow ensuring consumers the freshest and most nutritious produce available. Their products are available in approximately 400 retailers throughout New Jersey, Connecticut, Delaware, Maryland, New York and Pennsylvania. You can read more about the benefits of living herbs by clicking here...

For more information about Terra Tech Corp visit: www.terratechcorp.com

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For more information about NB Plants visit: http://www.eatherbs.com

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms

About Terra Tech

Through its wholly-owned subsidiary GrowOp Technology, Terra Tech Corp. specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. We work closely with expert horticulturists, engineers, and plant scientists to develop and manufacture advanced proprietary products for the fast-growing urban agricultural industry as well as individual hobbyists. Large companies, small urban farmers, home enthusiasts, and traditional greenhouse growers utilize our products. Our complete product line is available at specialty retailers throughout the United States, and via our website. Terra Tech Corp. was incorporated in July 2008 in the State of Nevada; its subsidiary GrowOp Technology was founded March 2010, in Oakland, California.

FORWARD-LOOKING STATEMENTS

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. Certain statements in this news release are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase Terra Tech's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact:
Media Contacts:
Lindsay Wiemer
Lindsay@terratechcorp.com
855-447-6967 ext 703

Investor Relations:
Bill Clayton
Independence Financial Ltd.
Toll-Free: (888) 603-2896
Email: info@terratechcorp.com